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                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM 8-K


                              Current Report Pursuant
                           to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)  January 11, 1996


                           INTEK DIVERSIFIED CORPORATION
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              (Exact name of Registrant as Specified in Its Charter)


                                     Delaware
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                  (State or Other Jurisdiction of Incorporation)


               0-9160                                 04-2450145
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     (Commission File Number)            (I.R.S. Employer Identification No.)


970 West 190th Street, Suite 720, Torrance, California  90502
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(Address of Principal Executive Office)  (Zip Code)


                                   (310)366-7335
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                Registrant's Telephone Number, Including Area Code)


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           (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

     On January 11, 1996, Intek Diversified Corporation ("Intek") sold 201,000 shares of its Common Stock to five corporations and one individual at a purchase price of $4.25 per share net to Intek. All of the purchasers were foreign corporations or residents which executed subscription agreements representing and warranting that the shares were offered and sold in non-U.S. transactions. The sale of the shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 903 of Regulation
S. The purchasers were located by Summit Capital Associates, Inc., which had signed a placement agreement with Intek pursuant to which Summit was entitled to retain the amount by which the purchase price of the shares exceeded $4.25 per share.


                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  INTEK DIVERSIFIED CORPORATION
                                                       (Registrant)



Date:       January 22, 1996                      By:  /s/ Steven L. Wasserman
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                                                       (Signature)
                                                       Steven L. Wasserman
                                                       Secretary